AMERICAN STANDARD INC.

                     LONG-TERM INCENTIVE COMPENSATION PLAN

                (As Amended and Restated as of February 3, 1995)


Section 1.  Definitions
                  Whenever used herein, the following terms shall have the meanings set forth below. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall also indicate the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.
A. ASCI means American Standard Companies Inc., a Delaware corporation, which is the successor in interest to ASI Holding
Corporation.
B.       Award Opportunity or Long-Term Award Opportunity means,
         (i) with respect to any Performance Period in the case of a Participant who is not a Prior Participant, his Compensation Multiple for such Period, provided that, if such Participant is a Qualified Participant,
                  (a) his Award Opportunity for each of the 1990-1992, 1991-1993, 1992-1994 and 1993-95 Performance Periods shall not be less than his Total Compensation Level for such Period, and
                  (b) his Award Opportunity for any Performance Period beginning after December 31, 1992 shall not be less than his Total Compensation Level for the 1992-1994 Performance Period;
         (ii) with respect to any Performance Period beginning before Jan uary 1, 1992 in the case of a Prior Participant, his Award opportunity for any such Period shall be his Total Compensation Level for such Period.

C. Beneficiary means any one person or trust appointed by a Participant in an unrevoked writing filed with the Committee directing that, in the event of such Participant's death, payments to which such Participant shall become entitled hereunder shall be paid to such Beneficiary; provided that a Participant's Beneficiary shall be deemed to be the estate or legal representative of such Participant if such written appointment is revoked and not replaced by another such written appointment filed with the Committee, or if the Beneficiary appointed by a Participant fails to survive him.
D.       Board means the Board of Directors of the Company.
E. Committee means the Management Development Committee of the Board of Directors or such other committee appointed by the Board which shall consist of three or more members of the Board or the Board of Directors of ASCI each of whom is not eligible to participate in the Plan.
F.       Company means American Standard Inc., a Delaware corporation.
G.       Compensation Multiple of a Participant (other than a Prior
Participant) means his Performance Period Compensation Rate, multiplied by 1.7 in the case of the Chief Executive Officer, by 1.3 in the case of senior officers, and by 1.2 in the case of all other officers.
H. Employee means any person who is employed by ASCI, the Company or a Subsidiary on a full-time basis.
I. Maximum Goal means, with respect to any Performance Period, such measure or measures of performance of the Company and Subsidiaries relative to and exceeding the Target Goal for such Period as the Com mittee shall select.
J. Maximum Payout means the percentage of the Award Opportunities for a Performance Period specified by the Committee pursuant to Section 4(a) as the value of such Award opportunities in the event of attainment of the Maximum Goal for such Period. K. Minimum Goal means, with respect to any Performance Period, such measure or measures of performance of the Company and Subsidiaries relative to and below the Target Goal for such Period as the Committee shall select. L. Minimum Payout means the percentage of the Award Opportunities for a Performance Period specified by the Committee pursuant to
Section 4(a) as the value of such Award Opportunities in the event of attainment of the Minimum Goal for such Period. M. Participant means a duly elected officer of the Company or ASCI who is also an Employee and any officer of any Subsidiary who is designed by the Committee as eligible to participate in the Plan. N. Performance Period or Period means a period which shall start at the beginning of each calendar year, commencing with the year 1989, and which shall extend for the number of consecutive calendar months (which shall be no less than 24 and no more than 48) fixed by the Committee pursuant to Section 4(a). O. Performance Period Compensation Rate of a Participant (other than a Prior Participant) for any Performance Period means his average annualized compensation rate during such Period, determined by multiplying by twelve the result obtained by dividing
(x) the aggregate of all base salary payments (including contributions pursuant to Sec. 401(k) and deductions pursuant to Sec. 125 of the Internal Revenue Code) received by such Participant during his participation in such Perform ance Period by (y) the number of whole and partial months of such Participant's participation in such Performance Period.

P.       Plan means this American Standard Inc. Long-Term Incentive
Compensation Plan.
Q. Prior Participant means a former Participant who was not an Employee after December 31, 1991.
R. Subsidiary means any corporation a majority of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Company.
S. Qualified Participant means a Participant whose participation in the Plan began on or before January 1, 1992 and who was an Employee on that date.
T.       Share means a share of the Common Stock, par value $0.01, of ASCI.
U. Target Goal means, with respect to any Performance Period, such measure or measures of desired performance of the Company and the Subsidiaries for such Period as the Committee shall select.
V. Total Compensation Level of a Qualified or Prior Participant for any Performance Period means the product of
         (i) the percentage assigned by the Company with respect to his salary grade in effect at the beginning of such Period, multiplied by the sum of
         (ii) the midpoint of such salary grade plus the Annual Incentive Compensation Plan Target Award last assigned to such salary grade before the beginning of such Performance Period.


Section 2.  Purpose

                  The purpose of this Plan is to provide Participants with the opportunity to earn financial rewards that are commensurate with the future success of ASCI, the Company and the Subsidiaries and are consistent with compensation opportunities made available to similarly situated executives in similar-sized organizations.


Section 3.  Administration

                  The Plan shall be administered by the Committee. In addition to such functions and responsibilities specifically assigned to the Committee under the Plan, the Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or desirable for the administration of the Plan.


Section 4.  Establishment of Performance Periods, Goals and
                    Long-Term Award Opportunities

                  (a) Performance Periods and Goals. The Committee shall fix the duration of each Performance Period at the beginning of such Period and shall at that time establish a Target Goal for such Period. At the same time or at any time thereafter the Committee may establish either or both of a Minimum Goal and a Maximum Goal for such Period. If a Minimum Goal is established, the Committee shall at the same time specify the Minimum Payout for such Minimum Goal, and if a Maximum Goal is established, the Committee shall at the same time specify the Maximum Payout for such Maximum Goal.
                  (b) Grant of Award Opportunities. At the beginning of each Performance Period, the Committee shall assign to each Participant an Award Opportunity with respect to such Period.
                  (c) Adjustments. After the beginning of any Performance Period, the Committee may, in its discretion, modify the Target Goal for such Period and, if established, the Minimum and Maximum Goals for such Period and the Minimum and Maximum Payouts with respect thereto, if any such modification is warranted by material acquisitions, dispositions, changes in accounting practices, changes in strategy or any other factor or event that, in the judgment of the Committee, merits such modification.


Section 5.  Valuation and Payment of Award Opportunities

                  (a) Determination of Award Opportunities Earned. At the end of each Performance Period, the Committee shall determine the level of actual performance of the Company and the Subsidiaries during such Period as measured against the Target Goal and (if established) the Minimum and Maximum Goals for such Period; provided, however, that such determinations may be made by the Committee, in its discretion, before the end of such Performance Period if the Committee determines that any such Goal has been attained before the end of such Period. Based on such determination of actual performance level, the Committee shall then value the Award Opportunities for such Performance Period, which value shall be:
         1 zero (in which case no payments will be made with respect to such Award Opportunities) if (x) the Minimum Goal for such Performance Period is not achieved or (y) the Target Goal for such Period is not achieved and no Minimum Goal was established for such Period;
         1 if a Minimum Goal was established for such Performance Period, a percentage of such Award Opportunities (which shall be no less than the Minimum Payout with respect to such Minimum Goal but no more than 99%) corresponding to the performance level of the Company and the

Subsidiaries falling short of the Target Goal but achieving or exceeding such Minimum Goal;
         1 100% of such Award Opportunities if (x) the Target Goal for such Period is achieved or (y) such Target Goal is exceeded and no Maximum Goal was established for such Period;
         1 if a Maximum Goal was established for such Performance Period, a percentage of such Award Opportunities (which shall be more than 100% but less than the Maximum Payout with respect to such Maximum Goal) corresponding to the performance level of the Company and the Subsidiaries exceeding the Target Goal but falling short of such Maximum Goal; and
         1 if the Maximum Goal established for such Performance Period is achieved, the Maximum Payout with respect to such Maximum Goal. As soon as practicable after such performance level determination and Award Opportunity valuation are made for a Performance Period, each Participant having an Award Opportunity for such Period shall, subject to Section 5(b) and Section 6, receive a payment equal to the value (if greater than zero) of such Award Opportunity.
                  (b) Elective Deferral. At the request of a Participant, the Committee may, in its discretion, provide for the deferral of payments due hereunder to such Participant on such terms and conditions, and subject to such procedures, as the Committee may establish.


Section 6.  Prorations and Forfeitures

                  (a) Death, Disability, Good Reason and Retirement. Except as otherwise provided in Section 6(c),

                  (i) if a Participant ceases to be an Employee during any Performance Period due to Disability, death, termination for Good Reason or retirement under any retirement plan of ASCI, the Company or a Subsidiary, or
                  (ii) if an Employee becomes a Participant with respect to any Performance Period after the beginning of such Performance Period, such Participant or former Participant (or, in the event of the latter's death, his Beneficiary) shall receive, if and when payments with respect to Award Opportunities for such Performance Period are made, a payment equal to a fraction of the value, as determined by the Committee pursuant to Section 5(a), of such Participant's or former Participant's Award Opportunity (if any) with respect to such Performance Period. The numerator of such fraction shall be the number of days that such Participant or former Participant was a Participant during such Period and the denominator shall be the total number of days in such Period.
                  (b)  Other  Terminations.  Except  as  otherwise  provided  in
Section 6(c), if a Participant ceases to be an Employee during any Performance Period otherwise than due to Disability, death, termination for Good Reason or retirement under any retirement plan of ASCI, the Company or a Subsidiary, such Participant shall forfeit all rights to any and all of his Award Opportunities the values of which had not yet been paid, provided that the Committee, in its discretion, may waive such forfeiture in whole or in part.
                  (c) Cause. A Participant who ceases to be an Employee due to termination for Cause shall forfeit all rights to any and all of his Award Opportunities, the values of which had not yet been paid, notwithstanding that such Participant may be eligible to retire under a retirement plan of ASCI, the Company or a Subsidiary.
                  (d) Definitions. For purposes of Sections 6(a), (b) and (c), the terms "Cause," "Good Reason" and "Disability" have the meanings set forth in Annex A to this Plan.


Section 7.  Form of Payments and Withholdings

                  All payments hereunder shall, at the discretion of the Committee, be in cash, Shares or a combination of such Shares and cash, net of any federal, state, local or foreign tax and social security withholdings that the Company or ASCI, in its sole judgment, shall deem appropriate, with any Shares included in any such payment subject to such terms, conditions and restrictions as shall be adopted by the Board on the Committee's recommendation.


Section 8.  Non-Transferability

                  None of a Participant's rights or interests (including any amounts payable) hereunder, may be assigned or pledged, nor may any such right or interest be transferred except, in the event of a Participant's death, to his Beneficiary.


Section 9.  Beneficiaries

                  Any payments due under this Plan to a deceased Participant shall be paid to his Beneficiary. A Beneficiary appointment may be changed or revoked by a Participant at any time, provided that the change or revocation is in writing and filed with the Committee.


Section 10.  Rights of Employment

                  Participation in the Plan shall not confer upon any Participant any right to continue to be an officer of the Company, ASCI or any Subsidiary or to continue to be an Employee, nor shall participation in the Plan interfere in any way with the right of ASCI, the Company or a Subsidiary at any time to terminate a Participant's employment.


Section 11.  Expenses

                  All expenses of administering the Plan shall be borne by the Company and ASCI and shall not be charged to any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or ASCI.


Section 12.  Relationship to Other Benefits

                  No payment under the Plan shall be taken into account in determining any payments, benefits, coverage levels or participation rates under any other incentive compensation plan of the Company or ASCI, or under any pension, retirement, profit sharing, group insurance or other benefit plan of ASCI, the Company or any Subsidiary.


Section 13.  Effective Date; Amendments and Termination;
                     Governing Law

                  (a) The Plan shall become effective upon its adoption by the Board.
                  (b) The Board, upon recommendation of the Committee, shall have the right to amend, suspend, or terminate the Plan at any time; however, no such action of the Board shall diminish, reduce, alter, or impair a Participant's rights with respect to any Award Opportunities assigned to him before the date of such amendment, suspension, or termi nation of the Plan without the consent of such Participant.
                  (c) This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any principles of conflict of laws.